                                                                      Exhibit 16

October 13, 2006

Securities and Exchange Commission
100 F Street N.E.
Washington, DC 20549

Gentlemen:

We have read the statements of NuCO2 Inc. pertaining to our firm included under
Item 4.01 of Form 8-K dated October 12, 2006 and agree with such statements as they pertain to our firm.

Very truly yours,

/s/ Margolin, Winer & Evens LLP